Exhibit 23

ajrobbins pc

Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement of Universal Guardian Holdings, Inc., on Form S-8, of our report dated March 11, 2005, for the years ended December 31, 2004 and 2003 and all references to our firm included in this Registration Statement.

/s/ AJ. Robbins, PC

Denver, Colorado

October 17, 2005